Exhibit 10.2

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of May 31, 2008, by and between A.C. MOORE ARTS & CRAFTS, INC., a Pennsylvania corporation with an address of 130 A.C. Moore Drive, Berlin, New Jersey 08009, A.C. MOORE INCORPORATED, a Virginia corporation, with an address of 130 A.C. Moore Drive, Berlin, New Jersey 08009, MOORESTOWN FINANCE, INC., a Delaware corporation, with an address of 103 Foulk Road, Suite 200, Wilmington, Delaware 19803, BLACKWOOD ASSETS, INC., a Delaware corporation, with an address of 103 Foulk Road, Suite 200, Wilmington, Delaware 19803, and A.C. MOORE URBAN RENEWAL, LLC, a New Jersey limited liability company, with an address of 130 A.C. Moore Drive, Berlin, New Jersey 08009 (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”) with an address at 190 River Road, Summit, New Jersey 07901.
BACKGROUND
A. The Borrower has executed and delivered to the Bank one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (each as amended from time to time, a “Loan Document”; and collectively the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).
B. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:
1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as so amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.
2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment or amended and restated by the $30MM Restated Note and the Restated Loan Agreement, are, except as may otherwise be stated in this Amendment, and except for the change in the chief executive office of each Borrower (the current address of each Borrower appearing at the beginning of this Amendment), and except for the change in the jurisdiction of organization of A.C. Moore Incorporated to the Commonwealth of Virginia (i) true and correct as of the date of this Amendment except those specifically made as of an earlier date, (ii) ratified and confirmed without condition as if made anew except those specifically made as of an earlier date, and (iii) incorporated into this Amendment by reference, (b) no Default or event which, with the passage of time or the giving of notice or both, would constitute a Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws related to or limiting creditor’s rights generally or equitable principles related thereto. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.
4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.
5. To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have as of the date hereof against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except to the extent any claim, loss, damage, judgment, liability or expense results from the gross negligence or willful misconduct of the Bank. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.
6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.
7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.
8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State of New Jersey. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.
9. Except as amended hereby, or amended and restated by the $30MM Restated Note and the Restated Loan Agreement, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provision contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

A.C. MOORE ARTS & CRAFTS, INC., a Pennsylvania corporation Taxpayer Identification Number: 22-3527763
By:	/s/ Marc Katz
Marc Katz
Executive Vice President and Chief Financial Officer

A.C. MOORE INCORPORATED, a Virginia corporation Taxpayer Identification Number: 22-2546111
By:	/s/ Marc Katz
Marc Katz
Executive Vice President and Chief Financial Officer

MOORESTOWN FINANCE, INC. a Delaware corporation Taxpayer Identification Number: 52-2066272
By:	/s/ Marc Katz
Marc Katz
Executive Vice President and Chief Financial Officer

BLACKWOOD ASSETS, INC., a Delaware corporation Taxpayer Identification Number: 52-2066271
By:	/s/ Marc Katz
Marc Katz
Executive Vice President and Chief Financial Officer

A.C. MOORE URBAN RENEWAL, LLC, a New Jersey limited liability company Taxpayer Identification Number: 56-2388590
By:	/s/ Marc Katz
Marc Katz
Authorized Person

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Dante Bucci
Dante Bucci
Senior Vice President

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF MAY 31, 2008
A. The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):
Promissory Note dated as of October 28, 2003 in the original principal amount of $7,500,000
Promissory Note dated as of October 28, 2003 in the original principal amount of $22,500,000
Security Agreement dated as of October 28, 2003
Mortgage, Assignment of Rents and Security Agreement and Financing Statement dated as of October 28, 2003
Promissory Note and Loan Modification Agreement dated March 12, 2007
Promissory Note and Loan Modification Agreement dated January 24, 2008
UCC-1 Financing Statements
All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.
B. The Loan Documents are amended as follows:
1. $30MM Restated Note. Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated note (the “$30MM Restated Note”), evidencing a $30,000,000 line of credit (the $30MM Loan”) in form and substance satisfactory to the Bank. Upon receipt by the Bank of the $30MM Restated Note, the original Promissory Note dated as of October 28, 2003 in the original principal amount of $25,000,000 (the “Original Note”) shall be cancelled and returned to the Borrower; the $30MM Loan and all accrued and unpaid interest on the Original Note shall thereafter be evidenced by the $30MM Restated Note; and all references to the Original Note in any documents relating thereto shall thereafter be deemed to refer to the $30MM Restated Note. Without duplication, the $30MM Restated Note shall not constitute a novation and shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the Original Note.
2. Restated Loan Agreement. Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated loan agreement (the “Restated Loan Agreement”) in form and substance satisfactory to the Bank. All references to the Loan Agreement dated as of October 28, 2003 in any documents relating thereto shall hereafter be deemed to refer to the Restated Loan Agreement.
3. Demand Deposit Account. Bank shall release the $500,000 currently held in a demand deposit account with Bank (the “Deposit”). After the date hereof, Bank shall not require that Borrower maintain the Deposit.

C. ISDA Master Agreement. Pursuant to subpart (ii) of the definition of Financial Agreement as set forth in the ISDA Master Agreement dated as of October 18, 2006 (including the Schedule and all confirmations relating to any transaction thereunder), among Bank and Borrower, as amended by an ISDA Amendment dated as of January 29, 2008, Bank hereby consents to amend the definition of Financial Agreement to include and refer to the following amendments and restatements between Bank and Borrower.
1.	This Amendment;

2.	The $30MM Restated Note; and

3.	The Restated Loan Agreement.
D. Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:
1.
Execution by all parties and delivery to the Bank of this Amendment, the $30MM Restated Note, the Restated Loan Agreement and other items listed on the Preliminary Closing Checklist attached hereto as Schedule A.

2.	Reimbursement of the fees and expenses of the Bank’s outside counsel in connection with this Amendment.